For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	Daly Gray, Inc.
(561) 227-1386	(703) 435-6293

Chatham Lodging Trust Announces First Quarter 2017 Results

RevPAR Outperformance and Higher Margins Drive Results

WEST PALM BEACH, Fla., May 9, 2017-Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels and owns 133 hotels wholly or through joint ventures, today announced results for the first quarter ended March 31, 2017. The company also provided its initial guidance for the 2017 second quarter and updated its full-year guidance.

First Quarter 2017 Key Metrics

•
Portfolio Revenue per Available Room (RevPAR) - Rose 1.2 percent, above the guidance range of 0-1 percent, to $125, compared to the 2016 first quarter, for Chatham’s 38, wholly owned hotels. Average daily rate (ADR) improved 2.5 percent to $163, while occupancy declined 1.3 percent occupancy to 77 percent.

•	Net Income - Improved $1.3 million to $4.6 million. Net income per diluted share improved to $0.12 versus $0.08 in the 2016 first quarter.

•	Adjusted EBITDA - Advanced $0.5 million, or 1.8 percent, to $28.1 million.

•	Adjusted FFO - Rose $0.4 million to $18.1 million. Adjusted FFO per diluted share was $0.47, up 2 percent versus last year at the upper end of the company’s guidance of $0.44-$0.47 per share.

•
Operating Margins - Advanced hotel gross operating profit margins (total revenue less total hotel operating expenses) 40 basis points to a strong 47.0 percent. Comparable hotel EBITDA margins improved further, up 70 basis points to 39.9 percent.

Consolidated Financial Results

The following is a summary of the consolidated financial results for the three months ended March 31, 2017. RevPAR, ADR and occupancy for 2017 and 2016 are based on hotels owned as of March 31, 2017 ($ in millions, except per share, RevPAR, ADR, occupancy and margins):

	Three Months Ended
	March 31,
	2017	2016
Net income	$4.6	$3.3
Diluted net income per common share	$0.12	$0.08
RevPAR	$125	$124
ADR	$163	$159
Occupancy	77%	78%
Adjusted EBITDA	$28.1	$27.6
GOP Margin	47.0%	46.6%
Hotel EBITDA Margin	39.9%	39.2%
AFFO	$18.1	$17.7
AFFO per diluted share	$0.47	$0.46
Dividends per share	$0.33	$0.31

Operating Results

“Our first quarter results exceeded our guidance expectations for the quarter, driven by a combination of better than expected RevPAR and operating margin performance,” said Jeffrey H. Fisher, Chatham’s president and chief executive officer. “Despite tough comparisons from the 2016 first quarter and the fact that lower quality brands in our markets have more capacity to grab market share on a relative basis, RevPAR growth for our entire portfolio exceeded its markets’ average by 90 basis points. As we have commented over the last nine months, we have focused a lot of effort on modifying and enhancing our revenue management strategies and are pleased with these gains, especially in this environment. Excluding our six hotels in oil-industry influenced Houston and western Pennsylvania markets where RevPAR declined 6.5 percent, RevPAR would have risen 2.3 percent, entirely attributable to increased ADR.”

First quarter RevPAR performance for certain key markets:

•	Enhanced by the inauguration, two Washington D.C.-area hotels saw RevPAR jump 8.4 percent.

•	Silicon Valley RevPAR rose 0.2 percent with a 1.0 percent increase in ADR to $230.

•	RevPAR at its three San Diego hotels advanced 3.4 percent.

•
Four Houston hotels experienced a RevPAR decline of 3.6 percent. The city benefited from hosting the Super Bowl in February, and the company’s hotels maximized revenues around the game. In the last two quarters of 2016, RevPAR declined 22.0 percent and 21.9 percent, respectively.

•
Two Los Angeles area hotels experienced a RevPAR decline of 3.8 percent due to the impact of new Residence Inn supply not far from its Residence Inn in Anaheim, Ca as well as tough comparisons related to the Porter Ranch gas leak displacement.

“Our ability to control expenses in a modest RevPAR growth environment was key to our success in the quarter. Considering that RevPAR rose 1.2 percent, we grew hotel EBITDA by 2.7 percent and hotel EBITDA margins by a meaningful 70 basis points,” highlighted Dennis Craven, Chatham’s chief operating officer. “On the expense side, we reduced rooms-related expenses year-over-year. Guest acquisition costs, which have grown in recent years, were flat year-over-year. Hotel operating expenses were only up slightly, rising $0.1 million, or 0.2 percent, to $36.3 million.”

Joint Venture Investment Performance

During the quarter, the Innkeepers and Inland joint ventures contributed Adjusted EBITDA and Adjusted FFO of approximately $3.2 million and $1.4 million, respectively. Adjusted EBITDA finished the quarter at the upper end of guidance and Adjusted FFO was $0.2 million above guidance. Year-over-year, Adjusted EBITDA contributed by the joint ventures was down $0.1 million, but Adjusted FFO contributed by the joint ventures was up $0.1 million.

No distributions were made during the 2017 first quarter. Chatham and Colony NorthStar have executed commitment letters to refinance the debt on both the Innkeepers portfolio and the Inland portfolio. The new loans will have a fully extended maturity date in 2022 and are expected to lower the overall combined interest rate. Closing is estimated to occur during the second quarter.

“We have worked diligently with Colony NorthStar to refinance the debt for both portfolios,” stated Jeremy Wegner, Chatham’s chief financial officer. “We believe this is an excellent time to solidify the two joint ventures’ capital structures and set aside reserves to fund any necessary capital expenditures to enhance the competitive position of the hotels. By the end of 2017, most of the 48 hotels in the Inland portfolio, which were capital-starved under prior ownership, will be fully renovated, and we will have renovated approximately one-third of the hotels in the Innkeepers portfolio.”

Capital Markets & Capital Structure

As of March 31, 2017, the company had net debt of $575.2 million (total consolidated debt less unrestricted cash). Total debt outstanding was $588.0 million at an average interest rate of 4.5 percent, comprised of $531.5 million of fixed-rate mortgage debt at an average interest rate of 4.7 percent and $56.5 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries a 3.4 percent interest rate.

Chatham’s leverage ratio was approximately 40 percent at March 31, 2017, based on the ratio of the company’s net debt to hotel investments at cost. The weighted average maturity date for Chatham’s fixed-rate debt is February 2024. As of March 31, 2017, Chatham’s proportionate share of joint venture debt and unrestricted cash was $168.0 million and $2.9 million, respectively.

On March 31, 2017, as defined in the company’s credit agreement, Chatham’s fixed charge coverage ratio, including its interest in the two joint ventures with Colony NorthStar, was 3.4 times, and total net debt to trailing 12-month corporate EBITDA was 5.8 times. Excluding its interests in the two joint ventures, Chatham’s fixed charge coverage ratio was 3.6 times, and net debt to trailing 12-month corporate EBITDA was 5.1 times.

Dividend

Chatham currently pays a monthly dividend of $0.11 per common share.

Hotel Investments

During the quarter, the company began the renovations of the Residence Inn San Diego Gaslamp and the Courtyard by Marriott at the Houston Medical Center. Chatham is investing approximately $18 thousand per room upgrading the two hotels’ design and features.

Chatham continues to pursue the redevelopment and expansion of its two Residence Inns in Sunnyvale, Calif. “We are value engineering the two projects in Sunnyvale to ensure that we maximize the returns,” Fisher stated. “Building in Silicon Valley is not only expensive but also very complex when it comes to zoning, permitting and construction requirements. Although it has taken quite some time, these are long-term investments which we expect to create significant value for our shareholders.

2017 Guidance

The company is providing its initial guidance for the 2017 second quarter and raising the lower end of its full year guidance to account for the company’s performance in the first quarter. The guidance also reflects the following:

•	Industrywide RevPAR growth of 0 to 3 percent in 2017

•	Renovations at the following hotels:

◦	Residence Inn San Diego Gaslamp and Courtyard by Marriott Houston Medical Center commenced in the first quarter with an expected completion date in May

◦	Homewood Suites Maitland, Fla., beginning in the second quarter

◦	Homewood Suites in Bloomington, Minn., and Brentwood, Tenn., starting in the third quarter

◦	Residence Inn San Diego Mission Valley in the fourth quarter and a completion date in the first quarter, 2018

•	No additional acquisitions, dispositions, debt or equity issuance

	Q2 2017	2017 Forecast
RevPAR	$139-$141	$130-$132
RevPAR growth	-1.5%-0.0%	-1.0%-1.0%
Total hotel revenue	$76.4-$77.5 M	$287.8-$293.2 M
Net income	$9.7-$11.7 M	$26.1-$30.6 M
Net income per diluted share	$0.25-$0.30	$0.67-$0.79
Adjusted EBITDA	$33.5-$35.5 M	$122.0-$126.5 M
Adjusted funds from operation ("FFO")	$23.5-$25.5 M	$81.4-$85.9 M
Adjusted FFO per diluted share	$0.60-$0.65	$2.09-$2.20
Hotel EBITDA margins	40.5%-42.3%	39.8-40.4%
Corporate cash administrative expenses	$2.2 M	$8.9 M
Corporate non-cash administrative expenses	$1.0 M	$3.8 M
Interest expense (excluding fee amortization)	$6.8 M	$27.3 M
Non-cash amortization of deferred fees	$0.1 M	$1.1 M
Income taxes	$0.0 M	$0.4 M
Chatham’s share of JV EBITDA	$4.8-$5.0 M	$16.4-$16.9 M
Chatham’s share of JV FFO	$2.7-$2.9 M	$8.4-$8.9 M
Weighted average shares/units outstanding	39.0 M	39.0 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Earnings Call

The company will hold its first quarter 2017 conference later today at 10 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, http://chathamlodgingtrust.com/, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Tuesday, May 16, 2017, by dialing 1-844-512-2921, reference number 13659371. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly-traded real estate investment trust focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 133 hotels totaling 18,210 rooms/suites, comprised of 38 properties it wholly owns with an aggregate of 5,712 rooms/suites in 15 states and the District of Columbia and a minority investment in two joint ventures that own 95 hotels with an aggregate of 12,498 rooms/suites. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA and (5) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including hotel property acquisition costs and other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including hotel property acquisition costs and other charges, gains or losses on the sale of real estate, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, hotel property acquisition costs, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;

•	EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;

•
Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•
Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•
Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

•
In addition, FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of May 9, 2017, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2017	December 31, 2016
	(unaudited)
Assets:
Investment in hotel properties, net	$1,226,264	$1,233,094
Cash and cash equivalents	12,769	12,118
Restricted cash	24,116	25,083
Investment in unconsolidated real estate entities	20,120	20,424
Hotel receivables (net of allowance for doubtful accounts of $169 and $155, respectively)	6,694	4,389
Deferred costs, net	4,455	4,642
Prepaid expenses and other assets	5,200	2,778
Deferred tax asset, net	—	426
Total assets	$1,299,618	$1,302,954
Liabilities and Equity:
Mortgage debt, net	$529,367	$530,323
Revolving credit facility	56,500	52,500
Accounts payable and accrued expenses	28,680	27,782
Distributions and losses in excess of investments of unconsolidated real estate entities	5,800	6,017
Distributions payable	4,831	4,742
Total liabilities	625,178	621,364
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at March 31, 2017 and December 31, 2016	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 38,402,659 and 38,367,014 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	380	380
Additional paid-in capital	722,844	722,019
Retained earnings (distributions in excess of retained earnings)	(53,730)	(45,657)
Total shareholders’ equity	669,494	676,742
Noncontrolling Interests:
Noncontrolling interest in operating partnership	4,946	4,848
Total equity	674,440	681,590
Total liabilities and equity	$1,299,618	$1,302,954

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended
	March 31,
	2017	2016
Revenue:
Room	$64,393	$63,934
Food and beverage	1,502	1,508
Other	2,446	2,354
Cost reimbursements from unconsolidated real estate entities	881	1,054
Total revenue	69,222	68,850
Expenses:
Hotel operating expenses:
Room	13,505	13,812
Food and beverage	1,252	1,178
Telephone	409	421
Other hotel operating	599	589
General and administrative	5,654	5,497
Franchise and marketing fees	5,302	5,187
Advertising and promotions	1,331	1,352
Utilities	2,370	2,382
Repairs and maintenance	3,252	3,201
Management fees	2,247	2,229
Insurance	333	337
Total hotel operating expenses	36,254	36,185
Depreciation and amortization	12,004	12,475
Property taxes, ground rent and insurance	4,788	5,023
General and administrative	3,268	3,112
Hotel property acquisition costs and other charges	—	12
Reimbursed costs from unconsolidated real estate entities	881	1,054
Total operating expenses	57,195	57,861
Operating income	12,027	10,989
Interest and other income	12	21
Interest expense, including amortization of deferred fees	(6,993)	(7,037)
Loss on early extinguishment of debt	—	(4)
Loss from unconsolidated real estate entities	(85)	(647)
Income before income tax benefit (expense)	4,961	3,322
Income tax expense	(317)	—
Net income	$4,644	$3,322
Net income attributable to non-controlling interests	(31)	(22)
Net income attributable to common shareholders	$4,613	$3,300
Income per Common Share - Basic:
Net income attributable to common shareholders	$0.13	$0.09
Income per Common Share - Diluted:
Net income attributable to common shareholders	$0.13	$0.08
Weighted average number of common shares outstanding:
Basic	38,361,113	38,274,448
Diluted	38,573,928	38,413,354
Distributions paid per common share:	$0.33	$0.31

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended
	March 31,
	2017	2016
Funds From Operations (“FFO”):
Net income	$4,644	$3,322
Depreciation	11,950	12,421
Adjustments for unconsolidated real estate entity items	1,471	1,962
FFO attributable to common share and unit holders	18,065	17,705
Hotel property acquisition costs and other charges	—	12
Loss on early extinguishment of debt	—	4
Adjustments for unconsolidated real estate entity items	7	10
Adjusted FFO attributable to common share and unit holders	$18,072	$17,731
Weighted average number of common shares and units
Basic	38,618,888	38,532,223
Diluted	38,831,703	38,671,129

	For the three months ended
	March 31,
	2017	2016
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$4,644	$3,322
Interest expense	6,993	7,037
Income tax expense	317	—
Depreciation and amortization	12,004	12,475
Adjustments for unconsolidated real estate entity items	3,313	3,983
EBITDA	27,271	26,817
Hotel property acquisition costs and other charges	—	12
Loss on early extinguishment of debt	—	4
Adjustments for unconsolidated real estate entity items	15	10
Share based compensation	787	735
Adjusted EBITDA	$28,073	$27,578

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended
		March 31,
		2017	2016

Net Income		$4,644	$3,322
Add:	Interest expense	6,993	7,037
	Income tax expense	317	—
	Depreciation and amortization	12,004	12,475
	Corporate general and administrative	3,268	3,112
	Hotel property acquisition costs and other charges	—	12
	Loss from unconsolidated real estate entities	85	647
	Loss on early extinguishment of debt	—	4
Less:	Interest and other income	(12)	(21)
	Adjusted Hotel EBITDA	$27,299	$26,588